                                                                   EXHIBIT 10.24

                             REVISED CONFIRMATION
                             --------------------

DATE:     February 11, 1997

TO:       LTC Properties, Inc.
          Telephone No.      :    805 981 8639
          Facsimile No.      :    805 981 8663
          Attention          :    Chris Ishikawa

FROM:     Goldman Sachs Capital Markets, L.P.

CC:       Goldman Sachs Capital Markets, L.P.
          Swap Administration

SUBJECT:  Swap Transaction

REF NO:   NUUS509080 (O10000000)

--------------------------------------------------------------------------------

Ladies and Gentlemen:

     The purpose of this revised communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM"), guaranteed by The Goldman Sachs Group, L.P. ("Goldman Group"), and LTC Properties Inc. ("Counterparty"). THIS COMMUNICATION SUPERSEDES AND REPLACES ALL PRIOR COMMUNICATIONS BETWEEN THE PARTIES HERETO WITH RESPECT TO THE TRANSACTION DESCRIBED BELOW. This communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

1. This Confirmation is subject to, and incorporates, the 1991 ISDA Definitions (the "1991 Definitions"), published by the International Swaps and Derivatives Association, Inc. ("ISDA"), except that, for purposes of this Confirmation, all references to "Swap Transactions" in the 1991 Definitions will be deemed to be references to "Transactions". This Confirmation supplements, forms a part of, and is subject to the ISDA Master Agreement dated as of May 23, 1995 (the "Swap Agreement") between GSCM and Counterparty. All provisions contained in, or incorporated by reference to, the Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the 1991 Definitions, or the Swap Agreement, as the case may be, this Confirmation will control for purposes of the Transaction to which this Confirmation relates.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                USD 60,000,000

Trade Date:                     September 6, 1995

Effective Date:                 September 30, 1996

Termination Date:               September 30, 2003

Fixed Amounts:
-------------

    Fixed Rate Payer:           Counterparty

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
    Fixed Rate Payer Payment
     Dates: Semiannually, on the 30th day of each March and September, commencing on March 30, 1997 and ending on the Termination Date, subject to adjustment in accordance with the Modified
                                Following Business Day Convention.

    Fixed Rate for initial
     Calculation Period:       6.64%

    Fixed Rate for all
     subsequent Calculation
     Periods:                   6.655%


    Fixed Rate Day Count
     Fraction:                  30/360

    Fixed Rate Period End
     Dates:                     Not adjusted

Floating Amounts:

    Floating Rate Payer:        GSCM

    Floating Rate Payer
     Payment Dates:             Semiannually, on the 30th day of each March
                                and September, commencing March 30, 1997 and
                                ending on the Termination Date, subject to
                                adjustment in accordance with the Modified
                                Following Business Day Convention

    Floating Rate Option:       USD-LIBOR-BBA

    Floating Rate Designated
     Maturity:                  6 months

    Floating Rate Spread:       None

    Floating Rate Reset
     Dates:                     The first day of each Calculation Period

    Floating Rate Day Count
     Fraction:                  Actual/360

    Floating Rate Period End
     Dates:                     Adjusted in accordance with the Modified
                                Following Business Day Convention.

Business Days:                  New York

Calculation Agent:              GSCM

Governing Law:                  New York law, unless otherwise specified in
                                the Swap Agreement.

3.  Additional Provisions:

Mandatory Termination in Whole with Cash Settlement:
----------------------------------------------------

     This Transaction shall early terminate, cancel and Cash Settle, in whole but not in part, effective on the November 17, 1997 (the "Effective Date of Cancellation"). Following any such early termination and cancellation and payment of the Cash Settlement Amount as calculated below, the parties shall be relieved of all
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further payment obligations hereunder except for payment of all accrued but yet unpaid amounts calculated to but excluding the Effective Date of Cancellation (unless otherwise included in the Cash Settlement Amount as calculated below).

Cash Settlement Amount:
----------------------

     The Calculation Agent will determine a U.S. Dollar value for the terminated portion of this Transaction (the "Settlement Value") at Counterparty's option in accordance with either (i) or (ii) below:

     (i) Such Settlement Value will be mutually agreed upon by the parties on the day that is two (2) Business Days prior to the Effective Date of Cancellation (the "Determination Date").

     (ii) Such Settlement Value will be determined based on Market Quotations obtained from at least five (5) Reference Market-makers selected in good faith by the Calculation Agent. Such Reference Market-makers will be polled by the Calculation Agent at approximately 11:00 a.m. (New York time) two (2) Business Days prior to the Effective Date of Cancellation. The Cash Settlement Amount will be the arithmetic mean of such quotations, after discarding the highest and lowest quote; provided, however, that in the event one or more of the highest or lowest quotations is identical, then only one such highest or lowest quote will be discarded. If three Market Quotations or fewer are provided, the Cash Settlement Amount will be the arithmetic mean of the quotations obtained, without discarding the highest and lowest of quote, or the single Market Quotation, as the case may be. Such Reference Market-makers will be polled by the Calculation Agent on the Determination Date. Such Cash Settlement Amount will be payable on the Effective Date of Cancellation.

     Market Quotations shall be based on the U.S. Dollar value of this Transaction, calculated as if each of the Reference Market-makers were fulfilling the obligations of the Fixed Rate Payer under this Transaction and the Settlement Amount shall be payable by the Floating Rate Payer to the Fixed Rate Payer only if the Market Quotations obtained in the manner described above result in a positive number. The absolute value of the Settlement Amount shall be payable by the Fixed Rate Payer to the Floating Rate Payer only if the Market Quotations obtained in the manner described above result in a negative number.

4.  Credit Support Documents:
     (a)  Standard Guaranty of The Goldman Sachs Group, L.P.

5.  Account Details:

Payments to GSCM:
For the Account of:             Goldman Sachs Capital Markets, L.P.
Account No.                     4067-0834
Name of Bank:                   Citibank, N.A., N.Y.
Fed. ABA No.:                   0210-0008-9

GSCM Inquiries:                 James T. Gavin, Vice President
                                Goldman Sachs Capital Markets, L.P.
                                Telephone No.: 212-902-1000
                                Facsimile No.: 212-902-0996

Payments to Counterparty:       In accordance with Counterparty's written
                                instructions as set forth below or otherwise delivered to GSCM. GSCM shall make no payments without having received (i) such written instructions and (ii) a fully executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of:
Name of Bank:
Account No.:
Attention:
ABA No.:

 6.  Offices:

     (a) The Office of GSCM for this Transaction is 85 Broad Street, New York, New York 10004.

     (b)  The Office of the Counterparty for this Transaction is (please provide):
     300 Esplanade Drive, Suite # 1860
     Oxnard, CA  93030

 7. Counterparty hereby agrees (a) to check this revised Confirmation (Reference No.: NUUS509080 (010000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and
(b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, Goldman Sachs Capital Markets, L.P., facsimile No. 212-902-5692.


                                    Very truly yours,

                                    GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                    By:   Goldman Sachs Capital Markets, Inc.,
                                          General Partner


                                    By:   /s/ Marcia J. Riveglia
                                          ----------------------
                                    Name:  Marcia J. Riveglia
                                    Title: Vice President



Agreed and Accepted By:
LTC Properties, Inc.

By:    /s/ Christopher T. Ishikawa
       ---------------------------
Name:  Christopher T. Ishkikawa
Title: Vice President & Treasurer